EXHIBIT 10.5

SANUWAVE HEALTH, INC.

NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Issue Date: August 6, 2020

$15,000,000

This NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT (this “Agreement”) is entered into as of August 6, 2020, by and among NH EXPANSION CREDIT FUND HOLDINGS LP (“North Haven Expansion”), as agent (in such capacity, together with its successors or permitted assigns, “Agent”), the Holders from time to time signatory hereto, including North Haven Expansion in its capacity as a Holder (each, a “Holder” and collectively, the “Holders”), and SANUWAVE HEALTH, INC., a Nevada corporation (“Issuer”).

RECITALS

WHEREAS, Issuer wishes to issue the Notes and the Warrants (each as defined below), and the Holders desire to purchase from Issuer the Notes and the Warrants. This Agreement sets forth the terms on which the Holders will (i) purchase the Notes and Warrants from Issuer and Issuer will issue the Notes and Warrants, and (ii) repay the amounts owing to the Holders under the Notes.

1.
Note Terms

1.1 Payments and Prepayments

(a) Purchase. Subject to the terms and conditions of this Agreement, on the Issue Date, each Holder shall purchase secured promissory notes, in the form attached hereto as Exhibit D (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes,” and each, a “Note”), in an aggregate original principal amount of Fifteen Million Dollars ($15,000,000), in accordance with each Holder’s Commitment as set forth on Schedule 1.1 hereto, and warrants to purchase shares of common stock of Issuer in an aggregate amount of two percent (2.00%) of Issuer’s fully-diluted capital stock as of the Issue Date, after giving effect to the Celularity Acquisition and the Equity Financing, in the form attached hereto as Exhibit E, and on terms, and subject to adjustments, as set forth therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Warrants,” and each, a “Warrant”).

(b) Payment. All unpaid principal and accrued interest is due and payable in full on the Maturity Date. The Notes may not be prepaid, except as set forth in subsection (d).

(c) Mandatory Prepayment Upon an Acceleration. If the Notes are accelerated following the occurrence of an Event of Default, Issuer shall immediately pay to Holders an amount equal to the sum of: (i) all outstanding principal of the Notes plus accrued but unpaid interest on the Notes, (ii) (x) the Prepayment Fee, if such acceleration occurs after the Initial Prepayment Date, or (y) the Prepayment Amount, if such acceleration occurs prior to the Initial Prepayment Date and (iii) all other sums, if any, that shall have become due and payable pursuant to the Note Documents, including interest at the Default Rate with respect to any past due amounts, and the Put Amount (unless the Warrant was earlier exercised in full and the Put Amount paid).

(d) Permitted Prepayment of the Notes. Issuer shall have the option to prepay the Notes, in whole but not in part, provided Issuer provides written notice to Holders of its election to prepay the Notes at least five (5) Business Days prior to such prepayment. In the case of any prepayment pursuant to this Section 1.1(d), Issuer shall pay, on the date of such prepayment, (A) all outstanding principal of the Notes plus accrued but unpaid interest on the Notes, (B) (x) the Prepayment Fee, if such prepayment occurs after the Initial Prepayment Date, or (y) the Prepayment Amount, if such prepayment occurs prior to the Initial Prepayment Date, and (C) all other sums, if any, that shall become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) AHYDO Catch-Up Payment. Notwithstanding anything to the contrary contained herein, commencing with the first accrual period (as defined in IRC Section 1272(a)(5)) following the fifth (5th) anniversary of the “issue date” of the Notes (as defined in Treasury Regulations Section 1.1273-2(a)(2)), and continuing with each accrual period thereafter, the Issuer shall be permitted to pay in respect of the Notes, on or before the end of such accrual period, an amount in cash equal to (but not exceeding) the amount required to be paid to the extent necessary to prevent the Notes from being treated as an “applicable high yield discount obligation” within the meaning of the IRC, such amount to be determined by Issuer in consultation with Holder.

1.2 Interest

(a) Interest Rate. Subject to Section 1.2(b), the principal amount outstanding on the Notes shall accrue interest, consisting of (i) interest payable in cash quarterly in arrears on the last day of each fiscal quarter (each, a “Payment Date”), at a per annum rate equal to the sum of (A) the greater of (x) the Prime Rate in effect as of each Payment Date, and (y) three percent (3.00%), plus (B) nine percent (9.00%); and (ii) interest (I) not paid when due in accordance with Section 1.2(a)(i) above for any reason, including but not limited to any blockage under any intercreditor or subordination agreement, and (II) at a rate of three percent (3.00%) per annum (collectively, the “Deferred Interest”), which shall be compounded by being added to the principal amount of the Notes on each Payment Date and which shall be payable in cash upon the earliest to occur of (x) the Maturity Date, (y) prepayment of the Notes, or (z) acceleration of the maturity of the Notes upon an Event of Default.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum equal to five (5) percent (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 1.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Holder.

(c) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(d) Payments. Agent will invoice Issuer for payments of any amounts due hereunder, and Issuer shall promptly pay such amounts invoiced within three (3) Business Days. Payments received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue. Payments received by Agent with respect to Obligations will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto) (“Taxes”) except as required by any Governmental Authority, applicable law, regulation or international agreement, in which case, except to the extent such withholding or deduction is on account of Excluded Taxes, the amount due with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction (including any withholding or deduction made with respect to such additional amounts payable pursuant to this sentence), each Holder receives a net sum equal to the sum which it would have received had no withholding or deduction been required. Issuer will, upon request, furnish each Holder with proof reasonably satisfactory to each Holder indicating that Issuer has made such withholding payment; provided, however, that Issuer need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Issuer. The agreements and obligations of Issuer contained in this Section 1.2(d) shall survive the termination of this Agreement.

(e) Expense Deposit. Issuer has paid to Agent an expense deposit of Thirty-Five Thousand Dollars ($35,000) (the “Expense Deposit”) to initiate Holders’ due diligence review process. The Expense Deposit shall be applied to the payment of Holder Expenses incurred through the Issue Date, with any remaining amounts promptly remitted to Issuer.

1.3 Fees. Issuer shall pay to Agent, for disbursement to Holders (except otherwise indicated) according to their pro rata percentage of the Commitment:

(a) Origination Fee. A fully earned, non-refundable fee in an amount of two percent (2.00%) of the original principal amount of each Note, on the Issue Date;

(b) Prepayment Amount. The Prepayment Amount, if due pursuant to Section 1.1(c) or Section 1.1(d);

(c) Prepayment Fee. The Prepayment Fee, if due pursuant to Section 1.1(c) or Section 1.1(d);

(d) Monitoring Fee. A fully earned, non-refundable monitoring fee in an amount of Thirty Thousand Dollars ($30,000) (i) on the Issue Date and (ii) on each anniversary thereof; provided that such fee shall be (x) solely for the account of and payable to North Haven Expansion; and (y) pro-rated based on the number of days elapsed for any period not constituting a full year (and refunded to the extent of any excess payment); and

(e) Holder Expenses. All Holder Expenses incurred through and after the Issue Date promptly upon request.

2.
CONDITIONS TO NOTE ISSUANCE.

The obligation of each Holder to purchase the Note(s) under this Agreement on the Issue Date (as set forth in Section 1.1(a)) is subject to the satisfaction (or waiver) of the conditions to issuance set forth on Schedule 1 hereto; provided that each Holder that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Holder.

3.
CREATION OF SECURITY INTEREST

Issuer hereby grants to Agent, for the ratable benefit of each Holder, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Issuer hereby authorizes Agent to file financing statements, without notice to Issuer, at Issuer’s expense, with all appropriate jurisdictions to perfect or protect Agent’s interest or rights hereunder. If this Agreement is terminated, Agent’s Lien in the Collateral granted hereunder shall continue until the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement), Agent’s Lien shall be automatically released and all rights therein shall revert to Issuer, at which time Agent shall promptly execute and deliver to Issuer, at Issuer’s expense, all documents (including relevant certificates, securities and other instruments) that Issuer shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by Issuer to effect such release, including delivery of certificates, securities and instruments.

Without limiting the foregoing: Issuer hereby pledges, assigns and grants to Agent, for the ratable benefit of each Holder, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Subject to the prior satisfaction of the Senior Debt, or upon the written consent of the Senior Lender, the certificate or certificates for the Shares (if any) will be delivered to Agent, accompanied by an instrument of assignment duly executed in blank by Issuer. To the extent required by the terms and conditions governing the Shares, Issuer shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, but subject to the prior satisfaction of the Senior Debt, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Agent or its transferee. Subject to the prior satisfaction of the Senior Debt, or upon the written consent of the Senior Lender, Issuer will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Issuer shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. Agent reserves the right, subject to the prior satisfaction of the Senior Debt, or upon the written consent of the Senior Lender, to take such steps in any jurisdiction of organization of any Foreign Subsidiary to perfect and maintain the perfection of any security interest granted with respect to the Shares (and any assets, as applicable) of any Foreign Subsidiary. Notwithstanding anything herein to the contrary, Issuer shall not be required to take any steps to obtain, perfect or maintain the perfection of any Lien granted with respect to the Collateral if and for so long as, in the sole judgment of Agent, the cost, difficulty, burden or consequences of obtaining, perfecting or maintaining a Lien in such Collateral exceeds the practical benefits to the Holders afforded thereby.

4.
REPRESENTATIONS AND WARRANTIES.

Issuer represents and warrants as follows:

(a) Due Organization and Qualification. Issuer and each Subsidiary is duly existing and in good standing in its jurisdiction of organization or formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on its business.

(b) Authorization, Power and Authority. The execution, delivery and performance by Issuer of the Note Documents to which it is a party: (i) have been duly authorized, and constitute legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditor’s rights or by general principles of equity; (ii) do not conflict with Issuer’s organizational documents; (iii) do not contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Issuer or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) do not require any action by, or approval from, any Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect); and (v) do not conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Issuer is bound.

(c) Collateral. Issuer has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Issuer has no Collateral Accounts at or with any bank or financial institution except for the Collateral Accounts described in the Perfection Certificate delivered to the Holders in connection herewith and which Issuer has taken such actions as are reasonably necessary to give Agent a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

(d) Intellectual Property. Issuer is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Issuer and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Issuer’s business is valid and enforceable, and no part of the Intellectual Property which Issuer owns or purports to own and which is material to Issuer’s business has been judged invalid or unenforceable, in whole or in part. Issuer has not received any written notice of any claim that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Issuer’s business. All Intellectual Property material to the business of Issuer and its Subsidiaries that is owned by Issuer or a Subsidiary is set forth in the Perfection Certificate.

(e) Financial Statements, Financial Condition. All consolidated financial statements for Issuer and its Subsidiaries delivered to Agent fairly present in all material respects Issuer’s consolidated financial condition and results of operations as of the date thereof and for the period represented thereby, and there has not been any material deterioration in Issuer’s consolidated financial condition since the date of the most recent financial statements submitted to Agent.

(f) Solvency. The fair salable value of Issuer’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of its consolidated liabilities; Issuer is not left with unreasonably small capital after the transactions in this Agreement; and Issuer and its Subsidiaries as a whole are able to pay their debts (including trade debts) as they mature.

(g) Perfection Certificate. All information set forth on the Perfection Certificate is accurate and complete in all material respects, provided that Issuer may from time to time update certain information in the Perfection Certificate after the Issue Date to reflect updated information resulting from changes not restricted by this Agreement or as otherwise approved in writing by Holders, and, from and after such update, all references to the Perfection Certificate in this Agreement shall be the Perfection Certificate as so updated; provided, however, any representations, warranties or covenants in this Agreement specifically relating to a date certain (including the Issue Date) shall not be so modified by such updates to the Perfection Certificate.

(h) Material Agreements. Neither Issuer nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Issuer’s or such Subsidiary’s business.

(i) Compliance with Sanctions, Anti-Money Laundering and Anti-Corruption Laws. Issuer and its Subsidiaries, Affiliates, directors, officers, employees, agents, or representatives will not, directly or, to the knowledge of Issuer and its Subsidiaries, indirectly, use the proceeds from any Note, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other person (i) to fund or facilitate any activities or business of or with any individual, entity or government that is, or is owned or controlled by one or more persons that are, at the time of such funding or facilitation, the subject of any economic or financial sanctions or trade embargoes administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the Council of the European Union or Her Majesty’s Treasury (United Kingdom), or any other relevant sanctions authority) (collectively, “Sanctions”), or resident, located or organized in any country or territory that is the subject of comprehensive territorial Sanctions (currently including, Crimea, Cuba, Iran, North Korea, and Syria) (each, a “Sanctioned Jurisdiction”); or (ii) in any other manner that would result in a violation of any Sanctions by Issuer, any Holder or any other person. Neither Issuer nor any of its Subsidiaries nor, to the knowledge of Issuer, any Affiliates, directors, officers, or employees of Issuer or any of its Subsidiaries, is the subject of any Sanctions or resident, located or organized in a Sanctioned Jurisdiction. Issuer and its Subsidiaries have conducted their businesses in compliance with (i) Sanctions; (ii) applicable anti-corruption laws, rules, and regulations, including without limitation the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, each as may be amended, and any rules or regulations thereunder (collectively, “Anti-Corruption Laws”); and (iii) applicable anti-money laundering laws, rules, and regulations, including without limitation the Money Laundering Control Act of 1986, as amended from time (collectively, “Anti-Money Laundering Laws”). Neither Issuer nor its Subsidiaries, Affiliates, directors, officers, employees, agents, or representatives will use, directly or, to the knowledge of Issuer and its Subsidiaries, indirectly, the proceeds of the financing in any manner or for any purpose that would result in a violation of any Anti-Corruption Laws or Anti-Money Laundering Laws by Issuer, or its Subsidiaries or Affiliates, any Holder or any other person or entity. Issuer has instituted and maintained and will continue to maintain policies, procedures and controls reasonably designed to promote and achieve compliance with all Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws and with the representations and warranties contained in this subsection.

(j) Regulatory Compliance. Issuer is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Issuer is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Issuer (a) has complied in all respects with all Requirements of Law the noncompliance with which could reasonably be expected to have a material adverse effect on its business, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Issuer’s or any of its Subsidiaries’ properties or assets has been used by Issuer or any Subsidiary or, to Issuer’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Issuer and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent that failure to obtain, make or file the same could not reasonably be expected to have a material adverse effect on its business.

(k) Investments. Issuer does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

(l) Tax Returns and Payments. Issuer has timely filed all required tax returns and reports, and Issuer has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Issuer except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Twenty-Five Thousand Dollars ($25,000) or (c) to the extent that such filings and payments may be made pursuant to automatic extensions. Issuer is unaware of any claims or adjustments proposed for any of Issuer’s prior tax years which could result in additional taxes becoming due and payable by Issuer in excess of Twenty-Five Thousand Dollars ($25,000).

(m) Shares. Issuer has full power and authority to create a first lien on the Shares (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s Lien in this Agreement) and no disability or contractual obligation exists that would prohibit Issuer from pledging the Shares pursuant to this Agreement. Except with respect to the Lien in favor of the Senior Lender, to Issuer’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Issuer’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Issuer knows of no reasonable grounds for the institution of any such proceedings.

(n) Full Disclosure. No written representation, warranty or other statement of Issuer or any Subsidiary in any certificate or written statement given to Agent or any Holder, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Agent or any Holder, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Agent and the Holders that the projections and forecasts provided by Issuer in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

(o) Definition of “Knowledge.” For purposes of the Note Documents, whenever a representation or warranty is made to Issuer’s knowledge or awareness, to the “best of” Issuer’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

5.
AFFIRMATIVE COVENANTS

5.1 Government Compliance. Issuer shall, and shall cause each Subsidiary, to (i) maintain its legal existence and good standing in its jurisdiction of organization or formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Issuer’s or such Subsidiary’s business or operations; (ii) comply with all laws, ordinances and regulations to which it is subject; provided, that any such noncompliance that could not reasonably be expected to have a material adverse effect on Issuer’s business shall not be deemed to be a breach of the foregoing covenant (iii) obtain all material Governmental Approvals necessary for the performance by Issuer or any Subsidiary of its obligations under the Note Documents to which it is a party, promptly provide copies of any such obtained Governmental Approvals to Agent; (iv) timely file all required material tax returns and reports, and pay prior to delinquency all federal and state and material foreign and local taxes, assessments, deposits and contributions owed by Issuer or such Subsidiary, except to the extent payment is deferred in connection with taxes being contested by appropriate proceedings promptly and diligently instituted and conducted with notification to Agent and posting a bond or taking any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”, and (v) maintain and comply with, and shall cause each of its Subsidiaries to maintain and comply with, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a material adverse effect on Issuer’s business or operations.

5.2 Financial Statements, Reports, Certificates.

Issuer shall:

(a) Deliver to each Holder for as long as this Agreement is outstanding: (i) as soon as available, but no later than forty-five (45) days after the last day of each of the first three fiscal quarters of each fiscal year, a company prepared consolidated balance sheet, income statement and cash flow statement covering Issuer’s consolidated operations for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Agent; (ii) as soon as available, but in any event within ninety (90) days after the end of Issuer’s fiscal year, audited consolidated financial statements of Issuer prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements from an independent certified public accounting firm reasonably acceptable to Agent (it being understood that Issuer’s accounting firm as of the Issue Date shall be acceptable to Agent); (iii) promptly after approval by Issuer’s board of directors (but in no event later than thirty (30) days after last day of Issuer’s fiscal year), and promptly but in any event within ten (10) days after any update from time to time thereto, annual operating budgets for such fiscal year (including income statements, balance sheets and cash flow statements, by month) as approved by Issuer’s board of directors, together with annual financial projections for such fiscal year (on a quarterly basis) as approved by Issuer’s board of directors, and any related business forecasts used in the preparation of such annual financial projections; (iv) a prompt report of any legal actions pending or threatened in writing against Issuer or any of its Subsidiaries that could result in damages or costs to Issuer or any of its Subsidiaries of Seventy-Five Thousand Dollars ($75,000) or more or invalidation of any material Intellectual Property; (v) a prompt report of all returns, recoveries, disputes and claims, individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000), with Account Debtors of Issuer or any Subsidiary; (vi) prompt notice of an event that materially and adversely affects the value of the Intellectual Property owned by Issuer or any Subsidiary or could have a material adverse effect on Issuer’s business; (vii) any financial statements, notices, reports or other information not delivered pursuant to this Agreement provided to Senior Lender or holders of Subordinated Debt and any amendments or other agreements entered into with respect to the Senior Debt or Subordinated Debt; and (viii) any budgets, sales projections, operating plans and other information or reports as Agent may reasonably request from time to time. In the event that Issuer becomes subject to the reporting requirements under the Exchange Act, within five (5) days of filing, Issuer shall deliver to Holders all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or notify Holders that a link thereto has been posted on Issuer’s or another website on the Internet. Notwithstanding anything herein to the contrary, in the case of documents required to be delivered pursuant to this Section 5.2(a) and included in materials otherwise filed with the SEC, (x) Issuer shall be deemed to satisfy the requirements of this Section 5.2(a) to the extent such documents are included in materials filed with the SEC in compliance with the reporting requirements under the Exchange Act, and (y) such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Issuer posts such documents, or provides a link thereto, on Issuer’s website on the internet at Issuer’s website address; provided, however, Issuer shall promptly notify Agent in writing (which may be by electronic mail) of the posting of any such documents.

(b) Together with financial statements pursuant to Section 5.2(a)(i) and (ii), deliver a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Allow Agent to audit or inspect Issuer’s Collateral at reasonable times during normal business hours and upon reasonable advance notice to Issuer. Such audits or inspections shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Agent shall determine is necessary.

(d) [reserved].

(e) Deliver to Agent a copy of Issuer’s Articles of Incorporation, as amended in connection with such equity financing and an updated capitalization table in form acceptable to Agent in connection with the next Compliance Certificate.

(f) Deliver to Agent, within five (5) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Issuer’s or any Subsidiary’s business or otherwise could reasonably be expected to have a Material Adverse Change.

(g) Allow representatives of Agent to attend (to the extent in person, one person reasonably acceptable to Issuer at the sole cost and expense of Issuer, or by conference call) all meetings of Issuer’s board of directors in a non-voting observer capacity, and provide such representatives with copies of all notices, minutes, written consents, and other materials that it provides to members of Issuer’s board of directors, at the time it provides them to such members, provided that Issuer may redact (i) any portions of such materials that are subject to attorney-client privilege, and (ii) any portions of such materials result in a conflict of interest between any Holder and its representative or their respective affiliates or representatives, on the one hand, and Issuer or its affiliates or representatives on the other hand, concerning the financing transaction between Issuer and Holders or other matters involving any Holder or their affiliates. Notwithstanding the foregoing, Issuer may exclude such representatives from portions of any meeting if (i) the attendance by such representatives during such portion of the meeting would jeopardize or otherwise impair the attorney-client privilege, or (ii) if attendance at such meeting could result in a conflict of interest between Holders and its representative or their respective affiliates or representatives, on the one hand, and Issuer or its affiliates or representatives on the other concerning the financing transaction between Issuer and Holders or other matters involving Holders or their Affiliates.

5.3 Collateral. Issuer shall, and shall cause each Subsidiary, to (i) maintain good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens; (ii) maintain possession of all Collateral, except for third party bailees in the ordinary course of business, Inventory in transit and movable items of personal property such as laptop computers; and (iii) maintain all Equipment and personal property in good operating condition and Inventory in good marketable condition, free from material defects.

5.4 Inventory; Returns. Issuer shall, and shall cause its Subsidiaries to, keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Issuer or a Subsidiary and its Account Debtors shall follow Issuer’s customary practices as they exist at the Issue Date.

5.5 Insurance. Issuer shall, and shall cause each Subsidiary to, keep its business and the Collateral insured for risks and in amounts standard for companies in Issuer’s industry and location. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Issuer, and in amounts that are standard for companies in Issuer’s industry and location and reasonably satisfactory to Agent; it being understand that Issuer’s insurance in effect as of the Issue Date is acceptable to Agent. All property policies covering real and personal property with respect to Issuer shall have a lender loss payable endorsement showing Agent as lender loss payee, and all commercial general, products and auto liability policies shall show, or have endorsements showing, Agent as an additional insured. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Issuer shall have the option of applying proceeds with respect to any Collateral of any casualty policy of Issuer in an amount up to Three Hundred Fifty Thousand Dollars ($350,000) toward the replacement or repair of destroyed or damaged property, or the purchase of property that is otherwise useful to Issuer’s business; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent has been granted a security interest, subject to Permitted Liens, and (b) after the occurrence and during the continuance of an Event of Default, except to the extent required to be applied to the prepayment of any Senior Debt, all proceeds with respect to Collateral payable under such casualty policy shall, at the option of Agent, be payable to Agent, for the ratable benefit of each Holder, on account of the Obligations.

5.6 Collateral Accounts. Issuer shall not, and shall not permit any Subsidiary to, maintain Collateral Accounts other than those described in the Perfection Certificate delivered to Holders in connection herewith, or of which Issuer has given Holders notice and taken such actions as are necessary to give Agent a perfected security interest therein pursuant to a Control Agreement in accordance with this Section. For each Collateral Account that Issuer or any Subsidiary at any time maintains, Issuer shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement with respect to such Collateral Account to perfect Holder’s Lien in such Collateral Account. Notwithstanding the foregoing, Issuer shall be permitted to maintain, and shall not be required to deliver Control Agreements with respect to, its Collateral Accounts with SunTrust Bank (the “SunTrust Accounts”), provided that (i) the SunTrust Accounts shall not at any time maintain more than Three Hundred Thousand Dollars ($300,000) in the aggregate and (ii) the SunTrust Accounts must be closed, and the balances therein transferred to a Collateral Account subject to a Control Agreement in favor of Agent, by no later than August 14, 2020.

5.7 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, Issuer shall, and shall cause any Subsidiary, to make available to Holders, without expense to any Holder, Issuer, its Subsidiaries, and its officers, employees and agents and books and records, to the extent that any Holder may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against any Holder with respect to any Collateral or relating to Issuer or its Subsidiaries.

5.8 Intellectual Property. Issuer shall, and shall cause its Subsidiaries to (a) protect, defend and maintain the validity and enforceability of the Intellectual Property that is material to its business; (b) promptly advise Agent in writing of infringements of its Intellectual Property that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (c) not allow any Intellectual Property material to Issuer’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. Issuer and Guarantors are and shall remain the sole owner of its Intellectual Property, except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Issuer and noted on the Perfection Certificate. Except as noted on the Perfection Certificate, no Issuer or Subsidiary is a party to, nor is it bound by, any Restricted License. Issuer shall provide written notice to Agent within thirty (30) days of it or any Subsidiary entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Issuer shall take such steps as Agent may reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Note Documents. As used in this Agreement, the term “non-exclusive license” shall include any license that provides limited exclusivity to the licensee based on geography outside the United States or distinct market segments (provided, in all events, such license is not actually, tantamount to, or deemed to be for accounting purposes, a sale or other transfer of the underlying Intellectual Property).

If Issuer or any Subsidiary (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, or (ii) applies for any patent or the registration of any trademark or servicemark, then Issuer shall provide written notice thereof in the Compliance Certificate delivered to Agent pursuant to Section 5.2(b) and shall execute such IP Agreements and other documents and take such other actions as Agent shall reasonably request to perfect and maintain a perfected security interest (subject to Permitted Liens) in favor of Agent for the ratable benefit of the Holders in such property. Issuer shall upon Agent’s request provide to Agent copies of all applications that filed by it or a Subsidiary for patents or for the registration of trademarks, servicemarks, copyrights or mask works, together with evidence of the recording of the IP Agreement necessary for Agent to perfect and maintain a perfected security interest (subject to Permitted Liens) in such property. If Issuer or any Subsidiary decides to register any copyrights or mask works in the United States Copyright Office which Issuer determines to be material to Issuer’s or such Subsidiary’s business, Issuer shall: (x) provide Agent with at least fifteen (15) days prior written notice of Issuer’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an IP Agreement and such other documents and take such other actions as Agent may reasonably request in its good faith business judgment to perfect and maintain a perfected security interest (subject to Permitted Liens) in favor of Agent for the ratable benefit of Holders in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such IP Agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Upon Agent’s request, Issuer shall provide to Agent copies of all applications filed by it or a Subsidiary for patents or for the registration of trademarks, servicemarks, copyrights or mask works, together with evidence of the recording of the IP Agreement necessary for Agent to perfect and maintain a perfected security interest (subject to Permitted Liens) in such property.

5.9 Use of Proceeds. Issuer shall use the proceeds of the Notes: (i) as working capital and to fund its general corporate and business requirements and not for personal, family, household or agricultural purposes, (ii) to repay the Existing Indebtedness in full on the Issue Date and (iii) to finance a portion of the Celularity Acquisition.

5.10 Holder Meetings. Issuer will, (i) within ninety (90) days after the close of each fiscal year of Issuer, at the request of any Holder, hold a meeting (at a mutually agreeable location and time or, at the option of any Holder, by conference call), at which meeting shall be reviewed the financial results of the previous fiscal year, the financial condition of Issuer and its Subsidiaries and the projections and business plan for the following fiscal year, as well as the prospects of the business of Issuer and its Subsidiaries and any other matters that any Holder may wish to discuss, and (ii) within forty-five (45) days after the close of the first three fiscal quarters of each fiscal year, at the request of any Holder and upon reasonable prior notice, participate in a conference call to review the financial results of the fiscal quarter then ended, as well as prospects of the business of Issuer and its Subsidiaries and any other matters that any Holder may wish to discuss.

5.11 Formation or Acquisition of Subsidiaries. If Issuer forms any new Subsidiary or acquires any new Subsidiary after the Issue Date, Issuer shall (a) cause such Subsidiary to provide to Agent a Guaranty of this Agreement, together with such appropriate collateral security documents, including any Control Agreements, all in form and substance reasonably satisfactory to Agent, (b) provide to Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest held in such Subsidiary, in form and substance reasonably satisfactory to Agent, and (c) provide to Agent all other documentation in form and substance reasonably satisfactory to Agent. Without limiting the foregoing, Agent reserves the right to take appropriate steps, as Agent reasonably determines, to perfect the security interest granted over the assets of, or equity interests in, any Foreign Subsidiary, in each case, in the relevant jurisdiction of organization of such Foreign Subsidiary.

5.12 SBA PPP Loan.

() Issuer shall use all of the proceeds of the SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of the SBA PPP Loan, which as of the date hereof requires that Issuer use not less than sixty percent (60.00%) of the SBA PPP Loan proceeds for CARES Payroll Costs.

(a) On the date of delivery of each Compliance Certificate following the SBA PPP Loan Date, Issuer shall deliver to Agent (x) a report on the use of the proceeds of the SBA PPP Loan and supporting documentation with respect thereto, in each case in form and substance reasonably satisfactory to Agent or (y) such other, similar report and/or documentation as is provided to the SBA and/or the SBA PPP Loan Lender related.

(b) Issuer shall (i) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan, (ii) apply for forgiveness of the SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act within thirty (30) days after the last day of the eight (8) week period immediately following the SBA PPP Loan Date and (iii) provide Holder with a copy of its application for forgiveness and all supporting documentation required by the SBA or the SBA PPP Loan Lender in connection with the forgiveness of the SBA PPP Loan.

5.13 Further Assurances. Subject to the last sentence of Section 3, Issuer shall execute any further instruments and take further action as Agent may reasonably request to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

6.
NEGATIVE COVENANTS

Issuer shall not, and shall not permit any Subsidiary to, do any of the following, without Holders’ prior written consent:

6.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business, (b) of Accounts in the ordinary course of business (and otherwise made in accordance with this Agreement), (c) of worn-out, unused, obsolete or surplus Equipment; (d) in connection with Permitted Liens and Permitted Investments; (e) made in accordance with Section 6.3, (f) by any Subsidiary that is not a Guarantor to (x) Issuer or any Guarantor and (y) any other Subsidiary which is not a Guarantor; and (g) other Transfers in an aggregate amount not to exceed One Hundred Thousand ($100,000) in any fiscal year.

6.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by Issuer or such Subsidiary, as applicable, or reasonably related thereto or contemplated by Issuer’s research and development plan as approved by its board of directors; (b) cease doing business, liquidate or dissolve; (c) suffer Issuer’s chief executive officer to cease holding such office without a replacement being appointed within ninety (90) days; (d) permit or suffer a Change in Control of Issuer or any Subsidiary. Issuer shall not, without at least ten (10) days’ prior written notice to Agent: (1) add any new offices or business locations, unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Issuer’s assets or property, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

6.3 Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person, except that a Subsidiary may merge or consolidate into another Subsidiary or into Issuer, provided that if a Guarantor or Issuer is a party to such transaction, such Guarantor or Issuer shall be the surviving entity.

6.4 Indebtedness: Encumbrance; Investments; Distributions. (a) Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness; (b) create, incur, assume or suffer to exist any Lien of any kind upon any of its property, whether now owned or hereafter acquired except Permitted Liens; (c) make any Investment except for Permitted Investments; and (d) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except for Permitted Distributions.

6.5 Minimum Liquidity. Issuer and its Subsidiaries shall at all times maintain Liquidity, on a consolidated basis, of at least Five Million Dollars ($5,000,000); provided, that, the proceeds of the SBA PPP Loan shall not be considered for purposes of compliance with this Section 6.5.

6.6 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Issuer, except for (i) transactions with any Affiliate of Issuer that are in the ordinary course of Issuer’s business (including but not limited to the payment of ordinary course compensation and benefits to Issuer’s or such Subsidiary’s employees), upon fair and reasonable terms that are no less favorable to Issuer or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) transactions between or among Issuer and its Subsidiaries which are expressly permitted by this Agreement and any other, (iii) equity and bridge financings constituting Subordinated Debt with Issuer’s existing investors and (iv) the Subordinated Notes. The participation of any then-existing investors of Issuer in future bona fide equity financings and subordinated note financings of Issuer and transactions between Issuer and its Subsidiaries that are not otherwise restricted pursuant hereto shall not be deemed to be a violation of this Section (including any equity financings or subordinated note financings led by such investors of Issuer).

6.7 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except (i) under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject and (ii) in the case of any cash payment on any Subordinated Note, solely to the extent that (A) immediately prior, and after giving pro forma effect, to such payment, no Potential Default or Event of Default has occurred and is continuing or could reasonably be expected to result therefrom, including with respect to Section 6.5, and (B) such payment shall be made solely with the proceeds from an substantially contemporaneous equity financing consummated after the Issue Date, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Holders, except as may be permitted by the subordination, intercreditor or other similar agreement to which such Subordinated Debt is subject; provided, however, that the issuance of equity securities upon conversion of Subordinated Debt shall not be prohibited by the foregoing.

6.8 Compliance. Become an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Notes for that purpose; fail to (a) meet the minimum funding requirements of the ERISA, (b) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; or (c) comply with the Federal Fair Labor Standards Act or any other law or regulation; if the failure of any of the conditions described in clauses (a) through (c) could reasonably be expected to have a material adverse effect on Issuer’s business or operations or could reasonably be expected to cause a Material Adverse Change.

7.
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1 Payment Default. Issuer fails to (a) make any payment of principal or interest due under any Note on its due date, or (b) pay any other Obligations within three (3) Business Days of the date when due (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to section 8.1 hereof).

7.2 Covenant Default.

(a) Issuer fails or neglects to perform any obligation in Sections 5.2, 5.5, 5.6, 5.8 or 5.10 or violates any covenant in Section 6; or

(b) Issuer fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Note Documents, and as to any such default other than those specified in Section 7.1 or 7.2 (a), Issuer has failed to cure such default within ten (10) days of the occurrence of such default; and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Issuer be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Issuer shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no credit extensions shall be made during such cure period).

7.3 Material Adverse Change. A Material Adverse Change occurs.

7.4 Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Issuer or any Subsidiary, or (ii) a notice of lien, levy, or assessment is filed against any of Issuer’s or a Subsidiary’s assets by any Government Authority, and the same under subclauses (i) and (ii) hereof are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); (b) any material portion of Issuer’s or a Subsidiary’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or any court order enjoins, restrains, or prevents Issuer or a Subsidiary from conducting any part of its business; or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Issuer’s or a Subsidiary’s deposit accounts or accounts holding securities by any Person (other than by Agent or any Holder) seeking to foreclose or attach any such accounts or securities.

7.5 Insolvency. (a) Issuer or any Subsidiary is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Issuer or any Subsidiary begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Issuer or any Subsidiary and is not dismissed or stayed within forty-five (45) days.

7.6 Other Agreements. There is a default in any agreement to which Issuer is a party with a third party or parties which consists of the failure to pay any Indebtedness at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of One Million Dollars ($1,000,000); provided, however, that (i) the Event of Default under this Section 7.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any other Note Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Agent be materially less advantageous to Issuer or any Guarantor; and (ii) this Section 7.6 shall not apply to any Subordinated Debt or Subordinated Note, any breach or default with respect to which shall be governed by Section 7.10.

7.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) shall be rendered against Issuer and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof.

7.8 Misrepresentations. Issuer or any Person acting for Issuer makes any representation, warranty, or other statement now or later in this Agreement, any other Note Document or in any writing delivered to Agent or any Holder or to induce Agent or any Holder to enter this Agreement or any other Note Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

7.9 Senior Debt. A default or breach occurs and is continuing under any agreement with respect to Senior Debt and all applicable cure periods have elapsed; provided, however, that the Event of Default under this Section 7.9 caused by the occurrence of a breach or default with respect to the Senior Debt shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the Senior Lender of such cure or waiver of the breach or default with respect to the Senior Debt, if at the time of such cure or waiver with respect to the Senior Debt (x) Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any other Note Document; and (z) in connection with any such cure or waiver with respect to the Senior Debt, the terms of the Senior Debt are not modified or amended in any manner which could in the good faith business judgment of Agent be materially less advantageous to Issuer or any Guarantor.

7.10 Subordinated Debt. Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect; any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or there shall occur any default or event of default (howsoever defined) under any Subordinated Note.

7.11 Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty within any applicable cure or grace period in any Guaranty; (c) the liquidation, winding up, or termination of existence of any Guarantor; (d) there is a material impairment in the perfection or priority of Agent’s Lien in the Collateral, taken as a whole, provided by Guarantor or in the value of such Collateral; or (e) if any of the circumstances described in Section 7.3 through 7.8 occurs with respect to a Guarantor.

7.12 Governmental Approvals. Any Governmental Approval material to Issuer or any Subsidiary’s business shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term, or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) will cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Issuer or any Subsidiary to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Issuer or any Subsidiary to hold any Governmental Approval in any other jurisdiction, that will cause, or could reasonably be expected to cause, a Material Adverse Change.

8.
AGENT’S RIGHTS AND REMEDIES

8.1 Rights and Remedies. While an Event of Default occurs and continues Agent may, without notice or demand, do any or all of the following: (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Agent or any Holder); (b) stop extending credit for Issuer’s benefit under this Agreement or under any other agreement between Issuer and any Holder; (c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent consider advisable, notify any Person owing Issuer money of Agent’s security interest in such funds, and verify the amount of such account; (d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral; (e) apply to the Obligations any amount held by any Holder owing to or for the credit or the account of Issuer; (f) ship, reclaim, recover, store, furnish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; (g) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; (h) demand and receive possession of Issuer’s Books; and (i) exercise all rights and remedies available to Agent under the Note Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof). Issuer shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Issuer grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies. Agent is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 8.1, to use, without charge, Issuer’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section, Issuer’s rights under all licenses and all franchise agreements inure to Agent’s benefit; provided such license and rights shall only be exercisable in connection with the disposition of Collateral upon Agent’s exercise of its remedies hereunder. Issuer hereby irrevocably appoints Agent as its lawful attorney-in-fact, exercisable only upon the occurrence and only during the continuance of an Event of Default, to: (i) endorse Issuer’s name on any checks or other forms of payment or security; (ii) sign Issuer’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (iv) make, settle, and adjust all claims under Issuer’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Agent or any Holder or a third party as the Code permits. Issuer hereby appoints Agent as its lawful attorney-in-fact to sign Issuer’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full. Agent’s foregoing appointment as Issuer’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed. Issuer waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Issuer is liable. If Issuer fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Agent or any Holder may do any or all of the following: (x) make payment of the same or any part thereof; or (y) obtain and maintain insurance policies of the type discussed in Section 5.5, and take any action with respect to such policies as Agent or such Holder deems prudent. Any amounts paid or deposited by Agent or any Holder shall constitute Holder Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Agent or any Holder shall not constitute an agreement by Agent or any Holder to make similar payments in the future or a waiver by Agent or any Holder of any Event of Default under this Agreement.

8.2 Application of Payments and Proceeds. All payments received by Agent or any Holder prior to an Event of Default shall be applied as follows: (1) first, to Holder Expenses then due and owing; and (2) second to all payments on each Note then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to fees, then unpaid interest, then to the remaining amount then due). After the occurrence and during the continuance of an Event of Default, Agent and Holders may apply any funds in its possession, whether from payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Agent shall determine in its sole discretion. Any surplus shall be paid to Issuer or other Persons legally entitled thereto; Issuer shall remain liable to Agent and Holders for any deficiency. If Agent or any Holder, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent and Holders shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent and Holders of cash therefor.

8.3 Agent’s and Holders’ Liability for Collateral. So long as Agent complies with the Code regarding the safekeeping of the Collateral (including Section 9-207 of the Code) in the possession or under the control of Agent, neither Agent nor any Holder shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Issuer bears all risk of loss, damage or destruction of the Collateral.

8.4 No Waiver; Remedies Cumulative. Agent’s and Holders’ failure, at any time or times, to require strict performance by Issuer of any provision of this Agreement or any other Note Document shall not waive, affect, or diminish any right of Agent and Holders thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and the Required Holders and then is only effective for the specific instance and purpose for which it is given. Agent’s and Holders’ rights and remedies under this Agreement and the other Note Documents are cumulative. Holder has all rights and remedies provided under the Code, by law, or in equity. Agent’s or Holders’ exercise of one right or remedy is not an election, and Agent’s or Holders’ waiver of any Event of Default is not a continuing waiver. Agent’s or Holders’ delay in exercising any remedy is not a waiver, election, or acquiescence.

8.5 Share Collateral. Issuer recognizes that Agent may be unable to effect a public sale of any or all the Collateral comprising shares of Issuer’s Subsidiaries, by reason of certain prohibitions contained in federal securities laws and any other applicable securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof or other applicable restrictions. Issuer acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Holder shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state or foreign securities laws.

9.
NOTICES.

All notices or other communication by any party to this Agreement or any other Note Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below its signature block on the signature page hereof. Agent or Issuer may change its mailing or electronic mail address or facsimile number by giving the other parties written notice thereof in accordance with the terms of this Section 9.

10.
CHOICE OF LAW, VENUE, JURY TRIAL WAIVER

New York law governs the Note Documents without regard to principles of conflicts of law. Issuer, Agent and each Holder each submit to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or any Holder from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Holder. Issuer expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Issuer hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ISSUER, AGENT AND EACH HOLDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH PARTY AGREES THAT IT SHALL NOT SEEK FROM ANY OTHER PARTY UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 10 shall survive the termination of this Agreement.

11.
GENERAL PROVISIONS

11.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party hereto. Issuer may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).

11.2 Indemnification. Issuer agrees to indemnify, defend and hold Agent and each Holder and their respective directors, officers, employees, agents or attorneys, or any other Person affiliated with or representing Agent or any Holder (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Note Documents; and (b) all losses or Holder Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Agent, any Holder and Issuer (including reasonable and documented out-of-pocket attorneys’ fees and expenses), except, in the case of clauses (a) and (b), for Claims and/or losses directly caused by such Indemnified Person’s gross negligence, bad faith or willful misconduct.

11.3 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by the Required Holders and Issuer. This Agreement and the other Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the other Note Documents merge into this Agreement and the other Note Documents. Issuer acknowledges that it is not relying on any representation or agreement made by Agent or any Holder or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Note Documents.

11.4 Miscellaneous. All sums payable by Issuer pursuant to this Agreement or any of the other Note Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Issuer in Section 11.2 to indemnify Agent and each Holder shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.5 Register. MS Expansion Credit GP, L.P., acting solely for this purpose as an agent of Issuer, shall maintain at one of its offices a copy of any assignment with respect to the Note Documents delivered to it and a register for the recordation of the names and addresses of any Holder of any Note from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Issuer, Agent and each Holder shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Holder of each Note for all purposes hereof and thereof. The Register shall be available for inspection by Issuer, Agent and any Holder from time to time, at any reasonable time and from time to time upon reasonable prior notice. If a Holder sells a participation, such Holder shall, acting solely for this purpose as a non-fiduciary agent of Issuer, maintain a register on which it enters the name and address of each such participant and the principal amounts (and stated interest) of each participant’s interest in the Notes or other obligations under the Note Documents (the “Participant Register”); provided that a Holder shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in this Agreement or any other obligations under any Note Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Issuer Agent and each Holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

11.6 Purchase Price Allocation. Issuer and each Holder acknowledges and agrees that the Notes and Warrants are parts of an investment unit within the meaning of Section 1273(c)(2) of the IRC. Issuer and each Holder further agree as between them, that the fair market value of each Warrant is Two Million One Hundred Forty-Two Thousand Nine Hundred Seventy Dollars ($2,142,970) and that, pursuant to Treas. Reg. § 1.1273-2(h), Two Million One Hundred Forty-Two Thousand Nine Hundred Seventy Dollars ($2,142,970) of the issue price of the investment unit of each Holder will be allocable to the Warrant of such Holder and the balance shall be allocable to the Note issued to such Holder. Issuer and each Holder agree to prepare their federal income tax returns in a manner consistent with the foregoing. Issuer agrees that it shall not (and shall cause its Subsidiaries not to) challenge or support any challenge to the agreed-upon value of the Warrants.

11.7 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

11.8 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.9 Correction of Note Documents. Agent may correct patent errors and fill in any blanks in the Note Documents consistent with the agreement of the parties hereto so long as Agent provides Issuer with prior written notice of such correction and allows Issuer at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agent and Issuer.

11.10 Confidentiality. In handling any confidential information, Agent and each Holder shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates so long as such Subsidiaries or Affiliates are subject to this Section 11.10; (b) to prospective transferees or purchasers of any interest in this Agreement (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as this Section 11.10); (c) as required by law, regulation, subpoena, or other order; (d) to its regulators or as otherwise required in connection with its examination or audit; (e) as it consider appropriate in exercising remedies under the Note Documents; and (f) to its third-party service providers so long as such service providers are subject to the same or similar confidentiality requirements. Confidential information does not include information that either: (i) is in the public domain or in Agent’s or any Holder’s possession when disclosed to it, or becomes part of the public domain after disclosure to Agent or any Holder; or (ii) is disclosed to Agent or any Holder by a third party, if Agent or a Holder does not know that the third party is prohibited from disclosing the information.

12.
THE AGENT

12.1 Appointment, Powers and Immunities. Each Holder hereby irrevocably appoints and authorizes North Haven Expansion to act as its agent hereunder and under the other Note Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and the other Note Documents, together with such other powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Note Documents and shall not be a trustee for any Holder. Agent shall not be responsible to the Holders for any recitals, statements, representations or warranties contained in this Agreement or the other Note Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Note Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Note Documents, or any other document referred to or provided for herein or therein, or for the collectability of the Obligations or for the validity, effectiveness or value of any interest or security granted herein or for the value of any Collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for any failure by any Issuer to perform any of its obligations hereunder or under the other Note Documents. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, members, managers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the other Note Documents or in connection herewith or therewith, except for its or their own gross negligence, willful misconduct, or breach of this Agreement.

12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, facsimile transmission, or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or the other Note Documents, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the Note Documents in accordance with instructions signed by the Required Holders, and such instructions of the Required Holders and any action taken or failure to act pursuant thereto shall be binding on all of the Holders.

12.3 Knowledge of Default; Cross Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Potential Default or Event of Default, unless Agent has received notice from a Holder or an Issuer specifying such default or event of default and stating that such notice is a “Notice of Default.” If Agent receives such a notice of the occurrence of a Potential Default or Event of Default, Agent shall give notice thereof to the Holders. Upon becoming aware of the occurrence of a Potential Default or Event of Default, a Holder shall give notice thereof to Agent.

12.4 Rights as a Holder. With respect to its Commitment and its Notes, Agent, in its capacity as a Holder hereunder, shall have the same rights and powers hereunder as any other Holder and may exercise the same as though it were not acting as an Agent, and the term “Holder” or “Holders” shall, unless the context otherwise indicates, include Agent in its individual capacity.

12.5 Indemnification. The Holders shall indemnify Agent ratably in accordance with the aggregate principal amount of the Notes made by the Holders, for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Note Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (but excluding, unless a default or event of default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Holder shall be liable for any of the foregoing to the extent they arise from the gross negligence, breach of the Note Documents, or willful misconduct of the party to be indemnified.

12.6 Failure to Act. Except for action expressly required of Agent hereunder, Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Holders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.7 Resignation or Removal of Agent. If at any time Agent deems it advisable, in its sole discretion, it may submit to each of the Holders a written notification of its resignation as Agent under this Agreement, such resignation to be effective on the thirtieth (30th) day after the date of such notice. Agent may be removed at any time, with or without cause, by vote of the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Agent from among the Holders. If no successor Agent shall have been so appointed by the Required Holders and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Holders, appoint a successor Agent, which successor Agent shall be either an existing Holder or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Issuer and the Holders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.8 Purchase Decision. Each Holder acknowledges that none of Agent or the other Holders has made any representation or warranty to it, and that no act by Agent or a Holder hereinafter taken, including any review of the affairs of any Issuer, shall be deemed to constitute any representation or warranty by Agent or such Holder to any other Holder. Each Holder represents to the other Holders that it has, independently and without reliance upon any other Holder and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Issuer, and all applicable bank, lending, interest rate and securities regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to purchase Notes hereunder. Each Holder also represents that it will, independently and without reliance upon any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Note Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Issuer. Except for any notices, reports and other documents expressly herein required to be furnished to other Holders by a Holder, such Holder shall not have any duty or responsibility to provide such other Holders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Issuer which may come into the possession of any of such Holder.

12.9 Holders' Representations Regarding IRS Withholding; Delivery of Tax Forms. Each Holder represents and agrees as follows:

(a) Such Holder will furnish to Agent and Issuer, upon request, such forms, certifications, statements and other documents as Agent and Issuer may request from time to time to evidence such Holder's exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent and Issuer to comply with any applicable laws or regulations relating thereto;

(b) Without limiting the effect of the foregoing, if such Holder is not created or organized under the laws of the United States or any state thereof, such Holder further represents and warrants (i) that it is engaged in the conduct of a business within the United States and that the payments made hereunder are or are reasonably expected to be effectively connected with the conduct of that trade or business and are or will be includible in its gross income; or (ii) if such Holder is not engaged in a U.S. trade or business with which such payments are effectively connected, that such Holder is entitled to the benefits of a tax convention which exempts the income from U.S. withholding tax and that it has satisfied all requirements to quality for the exemption from tax;

(c) Such Holder will, immediately upon the request of Agent or Issuer, furnish to it Form W-8ECI or Form W-8BEN-E of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by Holder as evidence of such Holder's exemption from the withholding of U.S. tax with respect thereto. If such Holder determines that, as a result of any change in applicable law, regulation, or treaty or in any official application or interpretation thereof, it ceases to quality for exemption from any tax imposed by any jurisdiction with respect to payments made hereunder, such Holder shall promptly notify Agent and Issuer of such fact and Agent and Issuer may, but shall not be required to withhold the amount of any such applicable tax from amounts paid to such Holder hereunder. Issuer and Agent shall not be obligated to make any payments hereunder to such Holder in respect of such Holder's Note or Notes until such Holder shall have furnished to Issuer and Agent the requested form, certification, statement or document and may withhold the amount of such applicable tax from amounts paid to such Holder hereunder; and

(d) Such Holder shall reimburse, indemnify and hold Issuer and Agent harmless for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against Issuer and Agent due to its reliance upon the representation hereby made that such Holder is exempt from withholding of tax. Unless Agent and Issuer receive written notice to the contrary, such Holder shall be deemed to have made the representations contained in this Section 12.9 and in each subsequent tax year of such Holder.

12.10 Expenses of Agent; Annual Agent Fee.

(a) Except as otherwise expressly provided in this Agreement, Agent shall not be entitled to compensation or reimbursement of expenses from the Holders, unless such expenses are approved by the Required Holders, but may receive compensation or reimbursement of expenses from Issuer under a separate agreement with Issuer.

(b) If the Holders at any time replace North Haven Expansion as Agent with a Person that is not an Affiliate of the Holders, then Issuer shall be jointly and severally obligated to reimburse such Agent for its fees charged and expenses incurred in serving as Agent to the extent that they do not exceed Forty Thousand Dollars ($40,000) during any year.

13.
DEFINITIONS

13.1 Definitions. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for (i) non-compliance with FAS 123R in monthly reporting and (ii) with respect to unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or covenant requirement set forth in any Note Documents, and either Issuer. Agent or any Holder shall so request, Issuer, Agent and the Holders shall negotiate in good faith to amend such ratio or covenant requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that until so amended, (a) such ratio or covenant requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Issuer shall provide Agent and the Holders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP), provided, however, that (x) any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect on the Issue Date shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP. As used in this Agreement, the following terms have the meanings set forth below. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble.

“Anti-Corruption Laws” has the meaning set forth in Section 4(i).

“Anti-Money Laundering Laws” has the meaning set forth in Section 4(i).

“Books” are all books and records including ledgers, federal and state tax returns, records regarding a Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York City are closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748), or the CARES Act and applicable rules and regulations, promulgated under the Small Business Act (in each case as amended from time to time).

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit, time deposits or bankers’ acceptances maturing no more than one (1) year after issue; and (d) any market fund that has at least ninety-five percent (95%) of its assets invested in Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Celularity” means Celularity Inc., a Delaware corporation.

“Celularity Acquisition” means the acquisition by Issuer of certain assets under, as defined in, and subject to the terms of the Celularity Acquisition Documents.

“Celularity Acquisition Documents” means that certain Asset Purchase Agreement, dated as of August 6, 2020, by and between Issuer, as purchaser, and Celularity, as seller, together with all exhibits and schedules thereto, and all principal instruments and agreements and/or other agreements executed and/or delivered in connection therewith; all in form and content reasonably acceptable to Agent and substantially in the forms attached hereto as Annex Y.

“Celularity Subordinated Note” means that certain Convertible Promissory Note, dated as of August 6, 2020, by and between Issuer and Celularity, in the original principal amount of Four Million Dollars ($4,000,000); provided the same is subject to a subordination agreement in form and content reasonably acceptable to Agent.

“Change in Control” means any event, transaction, or occurrence (other than (i) the sale or issuance of Issuer’s equity securities and/or Subordinated Debt in a bona fide private equity financing or series of private equity financings with Issuer’s existing investors as of the Issue Date and (ii) the Equity Financing) as a result of which (i) with respect to Issuer, any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act that is not a stockholder of Issuer as of the Issue Date (other than a trustee or other fiduciary holding securities under an employee benefit plan of Issuer) is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Issuer, representing forty-nine percent (49.00%) or more of the combined voting power of Issuer’s then outstanding securities (determined on a fully diluted basis), or with respect to a Subsidiary, such Subsidiary ceases to be wholly-owned by Issuer or a Subsidiary; or (ii) during any period of twelve (12) consecutive calendar months, individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Issuer described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account of Issuer or any Domestic Subsidiary.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Commitment” means, with respect to a Holder, the commitment of such Holder to purchase Notes from Issuer for the aggregate purchase price set forth opposite such Holder’s name on Schedule 1.1 hereto, as the same may be amended from time to time.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Issuer or a Domestic Subsidiary maintains a Deposit Account or the securities intermediary or commodity intermediary at which Issuer maintains a Securities Account or a Commodity Account, Issuer or such Domestic Subsidiary, and Agent pursuant to which Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Corporate Resolutions” are those resolutions substantially in the form attached hereto as Exhibit B.

“Default Rate” is defined in Section 1.2(b).

“Deferred Interest” has the meaning set forth in Section 1.2(a) of this Agreement.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” is any Subsidiary which is not a Foreign Subsidiary.

“Disbursement Letter” is that certain form attached hereto as Annex X.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Financing” is Issuer’s receipt of gross cash proceeds from the issuance of its common stock, from investors reasonably acceptable to Agent, of at least Twenty Three Million Five Hundred Thousand Dollars ($23,500,000); provided, that, at least Ten Million Dollars ($10,000,000) of the Equity Financing shall be used for Issuer’s working capital needs.

“Equity Financing Documents” means the documents evidencing the Equity Financing, in form and content, and on terms and conditions, reasonably acceptable to Agent.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Agent or any Holder (or any successor or assign of Agent or any Holder) or required to be withheld or deducted from a payment to Agent or any Holder (or any successor or assign of Agent or any Holder) (a) any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (ii) imposed as a result of Agent’s or any Holder’s (or such successor’s or assign’s) being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between Agent or any Holder (or such successor or assign) and the jurisdiction imposing such Tax (other than connections arising from Agent or any Holder (or such successor or assign) having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document (other than the Warrants), or sold or assigned an interest in the Note or any Note Document (other than the Warrants)), (b) any U.S. federal withholding Taxes imposed with respect to an applicable interest in any Obligation pursuant to a law in effect on the date on which (i) Agent or any Holder (or such successor or assign) acquires such interest in such Obligation or (ii) Agent or any Holder (or such successor or assign) changes its lending office, except in each case to the extent that, pursuant to Section 1.2(d), amounts with respect to such Taxes were payable either to such successor’s or assign’s applicable predecessor or assignor immediately before such successor or assign became a party hereto or to Agent or any Holder (or such successor or assign) immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed under Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version of such law that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the IRC; provided that, following an Event of Default, subsections (b) and (c) shall not be considered “Excluded Taxes” to the extent Agent or any Holder (or any successor or assign of Agent or any Holder) assigns its interests in the Note or any Note Document (other than the Warrants) following such Event of Default.

“Existing HealthTronics Seller Notes” means (a) that certain Promissory Note, dated as of August 1, 2005, by and among SanuWave, Issuer and HealthTronics, in the original principal amount of $2,000,000, and (b) that certain Promissory Note, dated as of August 1, 2005, by and among SanuWave, Issuer and HealthTronics, in the original principal amount of $2,000,000, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time

“Existing Indebtedness” is the indebtedness of Issuer in connection with (a) the Existing HealthTronics Seller Notes; (b) the Short-Term Notes; and (c) the Existing Line of Credit.

“Existing Line of Credit” means that certain Line of Credit Agreement, dated as of December 29, 2017, in the original principal amount of Three Hundred Thousand Seventy Dollars ($370,000), by and between Issuer and A. Michael Stolarski, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Existing Short-Term Notes” means each of (a) that certain Promissory Note, dated as of June 5, 2020, in the original principal amount of One Million Two Hundred Ten Thousand Dollars ($1,210,000), issued by Issuer in favor of LGH Investments, LLC, a Wyoming limited liability company, (b) that certain promissory note, dated as of December 13, 2019, in the original principal amount of One Hundred Ten Thousand Dollars ($110,000), issued by Issuer in favor of George Johnson, and (c) that certain promissory note, dated as of December 13, 2019, issued by Issuer in favor of Kerri Johnson, in the original principal amount of One Hundred Thousand Dollars ($100,000); in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time

“Expense Deposit” is defined in Section 1.2.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Agent. As of the Issue Date, “Guarantor” means each of SANUWAVE and SanuWave Services.

“Guaranty” is that certain Unconditional Guaranty executed as of the Issue Date by each Guarantor in favor of Agent, guaranteeing payment and performance of all Obligations, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“HealthTronics” means HealthTronics, Inc., a Georgia corporation.

“HealthTronics Subordinated Note” means that certain Convertible Promissory Note, dated as of August 6, 2020, by and between Issuer and HealthTronics, in the original principal amount of One Million Three Hundred Seventy Two Thousand Seven Hundred Forty Three Dollars ($1,372,743); provided the same is subject to a subordination agreement in form and content reasonably acceptable to Agent.

“Holder” or “Holders” is defined in the preamble hereof.

“Holder Expenses” are all reasonable and documented out-of-pocket audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Note Documents (including, without limitation, those incurred by Agent’s or any Holder’s representatives in attending Issuer’s board meetings, and in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or any Holder with respect to Issuer.

“Indebtedness” is, with respect to Issuer or any Subsidiary, (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations with respect to Indebtedness described in clauses (a) through (c) of this definition.

“Indemnified Person” is defined in Section 11.2.

“Initial Prepayment Date” is September 30, 2023.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Issuer’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Intellectual Property” means, with respect to any Person, means all of such Person’s right, title, and interest in and to the following:

(a)           its Copyrights, Trademarks and Patents;

(b)           any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)           any and all source code;

(d)           any and all design rights which may be available to such Person;

(e)           any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)           all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“IP Agreement” is each Intellectual Property Security Agreement executed and delivered by Issuer and each Guarantor to Agent dated as of the Issue Date, or any subsequently delivered similar agreement.

“IRC” means the U.S. Internal Revenue Code of 1986, as amended.

“Issue Date” is the date of issuance of this Agreement, as indicated on the cover page hereof.

“Issuer” is defined in the preamble hereof.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” is, at any time, the sum of (i) the aggregate amount of unrestricted cash and Cash Equivalents held at such time by Issuer and its Subsidiaries in Deposit Accounts or Securities Accounts that are subject to Control Agreements in favor of Agent and (ii) undrawn availability under the Senior Debt.

“Material Adverse Change” is (a) a material impairment in the perfection or applicable priority of Agent’s Lien in the Collateral, taken as a whole, or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Issuer and its Subsidiaries taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is September 30, 2025.

“NFS Master Equipment Lease” means that certain Master Equipment Lease, dated as of January 19, 2018, by and between NFS Leasing, Inc., a Massachusetts corporation, and Issuer, as amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that, as of the Issue Date, the principal amount of the Indebtedness thereunder is Four Hundred Fifty Six Thousand One Hundred Thirty Nine Dollars and Twenty Cents ($456,139.20); provided the same is subject to a subordination agreement in form and content reasonably acceptable to Agent.

“Note” is defined in the preamble hereof.

 “Note Documents” are, collectively, this Agreement, the Warrants, the IP Agreements, the Perfection Certificate, any Guaranty, the Security Agreement, the Disbursement Letter and any other present or future agreement between Issuer any Guarantor and/or for the benefit of Agent or any Holder in connection with this Agreement, all as amended, restated, amended and restated, supplemented or otherwise modified.

“Obligations” are Issuer’s obligation to pay when due any debts, principal, interest, Holder Expenses and other amounts Issuer owes Agent or any Holder now or later under this Agreement or the other Note Documents (other than the Warrants), including, without limitation, interest accruing and Holder Expenses incurred after Insolvency Proceedings begin, and the performance of Issuer’s duties under the Note Documents (other than the Warrants), and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Issuer assigned to Agent or any Holder.

“Participant Register” has the meaning set forth in Section 11.5.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” has the meaning set forth in Section 1.2(a).

 “Perfection Certificate” is the completed certificate signed by Issuer and each Guarantor, entitled “Perfection Certificate” delivered by Issuer to Holders in connection with this Agreement, as updated by Issuer from time to time in accordance with Section 4(g).

“Permitted Distributions” are

(a) any conversion of Issuer’s convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof,

(b) the payment of dividends solely in common stock by Issuer;

(c) the payment of cash in lieu of the issuance of fractional shares

(d) the repurchase by Issuer of its stock from former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of One Hundred Thousand Dollars ($100,000) per fiscal year; and

(e) any distributions by a Subsidiary to Issuer.

“Permitted Indebtedness” is:

(a) Issuer’s Indebtedness to Holders under this Agreement and the other Note Documents;

(b) Indebtedness existing on the Issue Date and shown on the Perfection Certificate;

(c) Indebtedness with respect to surety bonds and similar obligations not to exceed One Hundred Thousand Dollars ($100,000), in each case incurred in the ordinary course of business;

(d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business and Indebtedness to trade creditors;

(e) Subordinated Debt;

(f) Indebtedness in an aggregate principal amount not to exceed One Hundred Thousand Dollars ($100,000) secured by a Permitted Lien described in clause (c) of the defined term “Permitted Liens”;

(g) Senior Debt;

(h) Indebtedness that constitutes a Permitted Investment under clause (f) of the defined term “Permitted Investments”;

(i) unsecured Indebtedness consisting of the SBA PPP Loan;

(j) unsecured Indebtedness to trade creditors incurred in the ordinary course of business and not past due;

(k) Indebtedness incurred under that certain NFS Master Equipment Lease

(l) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased other than the amount of any reasonably premiums or the terms thereof, taken as a whole, are not modified to impose materially more burdensome terms upon Issuer or its Subsidiary, as the case may be; and

(m) other unsecured Indebtedness in an amount not to exceed One Hundred Thousand Dollars ($100,000).

 “Permitted Investments” are:

(a) Investments shown on the Perfection Certificate and existing on the Issue Date;

(b) Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Issuer;

(d) Investments consisting of Deposit Accounts;

(e) Investments accepted in connection with Transfers permitted by Section 6.1;

(f) Investments (i) in any Subsidiary that is a Guarantor or in Issuer, (ii) between Subsidiaries that are not Guarantors, and (iii) by Issuer or a Subsidiary which is a Guarantor in a Subsidiary which is not a Guarantor in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Issuer pursuant to employee stock purchase plans or agreements approved by Issuer’s board of directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Issuer in any Subsidiary;

(j) joint ventures or strategic alliances in the ordinary course of Issuer’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Issuer do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year;

(k) other Investments in an amount not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time; and

(l) the Celularity Acquisition.

“Permitted Liens” are:

(a) Liens existing on the Issue Date and shown on the Perfection Certificate or arising under this Agreement and the other Note Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Issuer maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the IRC and the Treasury Regulations adopted thereunder;

(c) Purchase money Liens upon any equipment or other personal property acquired by Issuer to secure (i) the purchase price of such equipment or other personal property, or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof.

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business in the aggregate so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Issuer’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Agent or any Holder a security interest;

(h) Liens securing Subordinated Debt;

(i) deposits to secure the performance of leases, statutory obligations, stay, and appeal bonds, and other obligations of a like nature incurred in the ordinary course of business not representing an obligation for borrowed money in an amount not to exceed One Hundred Thousand Dollars ($100,000);

(j) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

(k) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 7.4 and 7.7;

(l) Liens securing Senior Debt; and

(m) Liens securing obligations under the NFS Master Equipment Lease.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, could constitute an Event of Default.

“Prepayment Amount” means, for any prepayment that occurs prior to the Initial Prepayment Date, including in connection with a Change in Control or an acceleration of the Notes prior to the Initial Prepayment Date, an amount equal to the total of all the cash interest remaining to be paid from the date of prepayment through the Initial Prepayment Date, with the interest rate for the period from the date of prepayment through the Initial Prepayment Date calculated at the then-current Prime Rate, plus one hundred three percent (103.00%) of the principal amount calculated to be outstanding on the Initial Prepayment Date (including the accretion of the Deferred Interest through that date); all as calculated by Holder and deemed to be correct absent manifest error.

“Prepayment Fee” means, for any prepayment that occurs on or after the Initial Prepayment Date, an amount equal to one hundred percent (100.00%) of the accreted value of the Notes then outstanding, plus all accrued but unpaid cash interest, plus all Deferred Interest, at the time of such prepayment, whether by mandatory or voluntary prepayment, acceleration or otherwise.

 “Prime Rate” means the Prime Rate published in the Money Rates section of the Eastern Edition of The Wall Street Journal or any successor publication thereto; provided that if such rate of interest, as set forth from time to time in the Money Rates section of the Eastern Edition of the Wall Street Journal, becomes unavailable for any reason, as determined by Agent, the “Prime Rate” shall mean such other rate of interest publicly announced from time to time by Agent as the prime rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

“Purchase Price” means Fifteen Million Dollars ($15,000,000).

“Register” is defined in Section 11.5.

“Required Holders” means, at any time, the Holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding; provided that, for so long as North Haven Expansion is a holder of a Note, North Haven Expansion shall be considered a Required Holder.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Controller of Issuer.

“Restricted License” is any material license agreement with respect to which Issuer or a Subsidiary is the licensee (a) that validly prohibits or otherwise restricts Issuer from granting a security interest in Issuer’s or such Subsidiary’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s or a Holder’s right to sell any Collateral.

“Sanctions” has the meaning set forth in Section 4(i).

“SANUWAVE” means SANUWAVE, Inc., a Delaware corporation.

“SanuWave Services” means SanuWave Services, LLC, a Delaware limited liability company.

“SEC” means the Securities and Exchange Commission.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a loan incurred by Issuer under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act) in the original principal amount of Four Hundred Fifty Four Thousand Three Hundred Thirty Five Dollars ($454,335), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“SBA PPP Loan Date” means the date on which Issuer receives the proceeds of the SBA PPP Loan.

“SBA PPP Loan Lender” means the lender making the SBA PPP Loan.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Agreement” is that certain Security Agreement executed as of the Issue Date by each Guarantor in favor of Agent, securing repayment of the Unconditional Guaranty, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Debt” means the Indebtedness outstanding to Senior Lender on terms acceptable to Agent, provided that (i) a Subordination Agreement is in effect, and (ii) the aggregate principal amount outstanding thereunder shall not exceed Five Million Dollars ($5,000,000).

“Senior Lender” means any bank providing Senior Debt on terms acceptable to Agent.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Issuer or Issuer’s Subsidiaries, in any Subsidiary.

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“Stolarski” means A. Michael Stolarski, an individual.

“Stolarski Subordinated Note” means that certain Convertible Promissory Note, dated as of August 6, 2020, by and between Issuer and Stolarski, in the original principal amount of Two Hundred Twenty-Three Thousand Five Hundred Eleven and 26/100 Dollars ($223,511.26); provided the same is subject to a subordination agreement in form and content reasonably acceptable to Agent.

“Subordination Agreement” means a subordination agreement by and between Senior Lender and Holder reasonably acceptable to Holder.

“Subordinated Debt” is indebtedness incurred by Issuer subordinated to all of Issuer’s now or hereafter indebtedness to Holders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Agent, and entered into between Agent and the other creditor), on terms reasonably acceptable to Agent. For the avoidance of doubt, “Subordinated Debt” shall include the Subordinated Notes.

“Subordinated Notes” means each, and “Subordinated Note” means either, of (a) the Celularity Subordinated Note, (b) the HealthTronics Subordinated Note and (c) the Stolarski Subordinated Note.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Issuer.

“SunTrust Accounts” is defined in Section 5.6.

“Taxes” is defined in Section 1.2(d).

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Issuer connected with and symbolized by such trademarks.

“Transfer” is defined in Section 6.1.

“Warrant” is defined in Section 1.1(a).

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ISSUER:

SANUWAVE HEALTH, INC.

By /s/ Lisa E. Sundstrom
Name: Lisa E. Sundstrom
Title: Chief Financial Officer

Address for Notice:
SANUWAVE HEALTH, INC.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
Attn: Lisa E. Sundstrom, Chief Financial Officer
Email: lisa.sundstrom@sanuwave.com

with a copy, not constituting notice, to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: Murray Indick
Email: MIndick@mofo.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

AGENT AND HOLDER:

NH EXPANSION CREDIT FUND HOLDINGS LP

By: MS Expansion Credit GP, L.P.
Its: General Partner

By: MS Expansion Credit GP Inc.
Its: General Partner

By /s/ William Reiland
Name: William Reiland
Title: Managing Director

Address for Notice:
1585 Broadway, 39th Floor
New York, NY 10036
Attn: Debra Abramovitz
Expansion_credit_reporting@morganstanley.com

with a copy to:

1585 Broadway, 37th Floor
New York, NY 10036
Attn: William Reiland

and

555 California Street, 14th Floor
San Francisco, CA 94104
Attn: Melissa Daniels

with a copy, not constituting notice, to:

Barnes & Thornburg LLP
655 W. Broadway, Suite 900
San Diego, CA 92101
Attn: Troy Zander

SCHEDULE 1

Conditions to Note Issuance

Issuer shall have delivered to Agent and Holders or Agent and Holders shall have received the following, in form and substance reasonably satisfactory to Agent and Holders, duly executed by all parties thereto, as applicable:

1.
this Agreement;

2.
the Note;

3.
the Warrant;

4.
the IP Agreement;

5.
the Guaranty;

6.
the Security Agreement;

7.
the Equity Financing Documents;

8.
evidence of Issuer’s receipt of the Equity Financing;;

9.
the Celularity Acquisition Documents (including the Celularity Subordinated Note);

10.
the HealthTronics Subordinated Note;

11.
subordination agreements with respect to each of (i) the Celularity Subordinated Note; (ii) the HealthTronics Subordinated Note; (iii) the NFS Master Equipment Lease; and (iv) the Stolarski Subordinated Note;

12.
evidence of Issuer’s consummation of the Celularity Acquisition;

13.
one or more payoff letters in respect of the Existing Indebtedness;

14.
evidence that (i) the Existing Indebtedness will be satisfied in full from the Note proceeds; (ii) any Liens securing the Existing Indebtedness will be terminated; and (iii) any documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the Note issuance, be terminated;

15.
a Control Agreement with respect to each Deposit Account and Securities Account existing as of the Issue Date;

16.
a landlord’s waiver (or consent) with respect to each of Issuer’s leased locations; provided that Issuer shall (i) deliver to Agent the same with respect to Issuer’s leased location at 3360 Martin Farm Road, Suite 100, Suwanee, Georgia 30024 within five (5) Business Days of the Issue Date, or such later date as Agent specifies in its sole discretion, and (ii) with respect to the leased location at 11495 Valley View Road, Eden Prairie, MN 55344, use commercially reasonable efforts to deliver the same within sixty (60) days of the Issue Date, or such later date as Agent specifies in its sole discretion;

17.
(i) Issuer’s certificate of incorporation, as amended to date; and (ii) a copy of its signed bylaws, as amended to date;

18.
duly executed signatures to the completed Corporate Resolutions;

19.
the Perfection Certificate;

20.
the Stolarski Subordinated Note;

21.
legal opinions of (x) Morrison & Foerster LLP, as counsel to Issuer and Guarantors; and (y) Hutchinson & Steffon, PLLC, as Nevada counsel to Issuer;

22.
evidence satisfactory to Agent that the insurance policies required by Section 5.5 hereof are in full force and effect, together with, within ten (10) Business Days of the Issue Date, or such later date as Agent specifies in its sole discretion, appropriate evidence showing Agent as loss payable and/or additional insured clauses or endorsements in favor of Agent;

23.
payment of the fees and Holder Expenses then due as specified in Section 1.3 hereof.

SCHEDULE 1.1

Holders and Commitments

Lender	Commitment Amount	Commitment Percentage
NH EXPANSION CREDIT FUND HOLDINGS LP	$15,000,000.00	100.00%
TOTAL	$15,000,000.00	100.00%

EXHIBIT A

The Collateral consists of all of Issuer’s right, title and interest in and to the following personal property wherever located, whether now owned or hereafter acquired or arising:

All goods, Accounts (including but not limited to health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located, equity interests of any Subsidiary, and all Issuer’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B

OMNIBUS OFFICER’S CERTIFICATE

SANUWAVE HEALTH, INC.
SANUWAVE, INC.
SANUWAVE SERVICES, LLC

August 6, 2020

This Omnibus Officer’s Certificate is being delivered pursuant to Schedule 1 of that certain Note and Warrant Purchase and Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NWPSA”), by and among SANUWAVE Health, Inc., a Nevada corporation (the “Issuer”), the Holders from time to time party thereto and NH Expansion Credit Fund Holdings LP, as the agent (in such capacity, together with it successors and permitted assigns, the “Agent”). Each of the Issuer, SANUWAVE, Inc., a Delaware corporation, and SanuWave Services, LLC, a Delaware limited liability company, are hereinafter referred to each as a “Company.” Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the NWPSA. The undersigned Chief Financial Officer of each Company hereby certifies, solely in such capacity and not in any individual capacity, as follows:

1.
I am the duly elected and qualified Chief Financial Officer of each Company.

2.
Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the board of directors or sole member, as applicable, of each Company authorizing the execution, delivery and performance of the Note Documents to which such Company is a party; and such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect as of the date hereof.

3.
Attached hereto as Exhibit B is a true, correct and complete copy of the bylaws or limited liability company agreement, as applicable, of each Company as in effect on the date hereof and except as reflected therein there have been no amendments, restatements or other modifications.

4.
Attached hereto as Exhibit C is a true, correct and complete copy of the certificate of incorporation, restated certificate of incorporation or certificate of formation, as applicable, of each Company as in effect on the date hereof and except as reflected therein there have been no amendments, restatements or other modifications.

5.
Attached hereto as Exhibit D is a good standing certificate for each Company issued by its jurisdiction of organization.

6.
Attached hereto as Exhibit E is a true, correct and complete copy of the certificate of incumbency for each Company certifying that the named individuals therein are duly elected and appointed officers of such Company holding the offices set forth opposite their names therein, and that such officers are authorized to sign, execute, and deliver the Note Documents and the signatures set out opposite the names of such officers are their genuine signatures.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

____________________________________
Name: Lisa E. Sundstrom
Title: Chief Financial Officer

I, Kevin A. Richardson II, in my capacity as Chief Executive Officer of each Company, do hereby certify in the name and on behalf of each Company that Lisa E. Sundstrom is the duly elected and qualified Chief Financial Officer of each Company and that the signature appearing above is her genuine signature.

____________________________________
Name: Kevin A. Richardson II
Title: Chief Executive Officer

Exhibit A

Resolutions

[See attached]

Exhibit B

Governing Documents

[See attached]

Exhibit C

Charters

[See attached]

Exhibit D

Good Standing Certificates

[See attached]

Exhibit E

Incumbency

[See attached]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:
NH EXPANSION CREDIT FUND HOLDINGS LP
Date:
FROM:
SANUWAVE HEALTH, INC.

This Compliance Certificate (this “Certificate”), for the period ended [__________] [__], 20[__], is furnished pursuant to Section 5.2(b) of that certain Note and Warrant Purchase and Security Agreement, dated as of August 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NWPSA”; capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the NWPSA), by and among SANUWAVE Health, Inc., a [Nevada][Delaware] corporation (“Issuer”), each Holder from time to time party thereto (collectively, the “Holders” and each individually, a “Holder”) and NH Expansion Credit Fund Holdings LP, as agent (in such capacity, together with its successors and permitted assigns, the “Agent”).

The undersigned, a Responsible Officer of Issuer, hereby certifies to Agent and the Holders, as applicable, on behalf of Issuer (and not in any individual capacity), that:

 (a)           all representations and warranties set forth in the Agreement and the Note Documents are true, accurate and complete, in all material respects as of the date hereof, provided that the materiality qualifier is not applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof;

(b)           Issuer is in compliance with the terms of the Note Documents to which it is a party;

(c)           no Event of Default exists under the Agreement;

(d)           [attached hereto as Annex A is a list of any intellectual property obtained by Issuer or any Subsidiary thereof, in each case, in which a notice is required to be delivered in accordance with the last paragraph of Section 5.8;]1;

(e)           [attached hereto as Annex B is a report on the use of proceeds of the SBA PPP Loan and supporting documentation with respect thereto, or such other similar report and/or documentation provided to the SBA and/or the SBA PPP Loan Lender, in each case, in accordance with Section 5.12(b).]2

Attached are the required documents supporting the certification.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly financial statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
Annual operating budget (monthly) and projections (quarterly)	Within 30 days of FYE and 10 days after any update	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Financial Covenant	Required	Complies
Minimum Liquidity	$5,000,000, at all times	Yes No

[Balance of Page Intentionally Left Blank]
1 To be included only if an update is required under Section 5.8 of the NWPSA.
2 To be included until the SBA PPP Loan is repaid or forgiven.

Other Matters

1.
Are any legal actions pending or threatened against Issuer or Subsidiary which could reasonably be expected to result in damages of $75,000 or more?

☐ Yes
☐ No
[If Yes, please provide a brief summary.]

2.
Have there been any material returns, recoveries, disputes and claims with Account Debtors of Issuer or any Subsidiary

☐ Yes
☐ No
[If Yes, please provide a brief summary.]

3.
Has there been any event that materially and adversely affects value of IP (owned by Issuer or Subsidiary)

☐ Yes
☐ No
[If Yes, please provide a brief summary.]

4.
Since the last Compliance Certificate Issuer has delivered, has Issuer changed: (i) the address of its chief executive office, (ii) its legal name, or (iii) its state of incorporation? If so, please give details is:

5.
Have there been any amendments of or other changes to the Operating Documents of Issuer?

☐ Yes
☐ No
[If Yes, please provide copies of any such amendments with this Compliance Certificate.]

6.
Have there been any amendments to or notices provided with respect to Senior Debt or Subordinated Debt?

☐ Yes
☐ No
[If Yes, please provide copies thereof with this Compliance Certificate.]

7.
Has Issuer sent or received any material correspondence, reports, documents or made other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Issuer’s or any Subsidiary’s business or that could otherwise reasonably be expected to have a Material Adverse Change.

☐ Yes
☐ No
[If Yes, please provide a brief summary.]

8.
Set forth below are any new Collateral Accounts of Issuer and any Subsidiary not previously disclosed to Agent and the Holders on a Perfection Certificate or a previously delivered Compliance Certificate:

Issuer / Subsidiary	Institution Name and Address	Account Number	Balance	Control Agreement
☐ Yes ☐ No
☐ Yes ☐ No

[Signature Page Follows]

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SANUWAVE HEALTH, INC. By: Name: Title:

[Signature Page to Compliance Certificate]

ANNEX A

[See attached]

[Annex A to Compliance Certificate]

ANNEX B

[See attached]

[Annex B to Compliance Certificate]

EXHIBIT D

FORM OF SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

$15,000,000.00
AUGUST 6, 2020

FOR VALUE RECEIVED, SANUWAVE HEALTH, INC., a Nevada corporation (“Issuer”), hereby unconditionally promises to pay to NH EXPANSION CREDIT FUND HOLDINGS LP, a Delaware limited partnership (together with its registered successors and permitted assigns, “Holder”), at the Holder’s lending office, or at such other place as Holder may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000.00), pursuant to the terms of that certain Note and Warrant Purchase and Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NWPSA”), by and among Issuer, NH EXPANSION CREDIT FUND HOLDINGS LP, as Agent for the noteholders, Holder and each other noteholder from time to time party thereto. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Secured Promissory Note (this “Note”) as defined in the NWPSA.

This Note is issued in accordance with the provisions of the NWPSA and is entitled to the benefits and security of the NWPSA and the other Note Documents, and reference is hereby made to the NWPSA for a statement of the terms and conditions under which this Note was made and is required to be repaid.

The outstanding principal balance evidenced by this Note shall be payable in full on the Maturity Date, or on such earlier date as provided for in the NWPSA.

Issuer promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of this Note at the per annum rate or rates set forth in the NWPSA. Interest on the unpaid principal balance of this Note shall be payable on the dates and in the manner set forth in the NWPSA. Interest as aforesaid shall be calculated in accordance with the terms of the NWPSA.

Upon and after the occurrence of an Event of Default, and as provided in the NWPSA, the principal outstanding under this Note may be declared, and immediately upon such declaration shall become, due and payable without demand, notice or legal process of any kind; provided, however, that upon the occurrence of an Event of Default pursuant to the provisions of Section 7.5(b) or Section 7.5(c) of the NWPSA, the principal outstanding under this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

Payments received in respect of this Note shall be applied as provided in the NWPSA.

Issuer hereby waives presentment, demand, protest and notice of presentment, demand, nonpayment and protest.

No waiver by any Holder of any one or more defaults by Issuer in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Issuer to any other Holder under the NWPSA.

No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Issuer, Holder and the Required Holders under the NWPSA, to the extent required under Section 11.3 of the NWPSA.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Whenever in this Note reference is made to Holder or Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon Issuer and its successors and permitted assigns, and shall inure to the benefit of Holder and its successors and permitted assigns.

In addition to, and without limitation, of any of the foregoing, this Note shall be deemed to be a Note Document and shall otherwise be subject to all of the general terms and conditions contained in Section 8.4 and Article 11 of the NWPSA, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, Issuer has caused this Secured Promissory Note to be executed as of the date first written above.

ISSUER:

SANUWAVE HEALTH, INC.

By
Name:
Title:

Address for Notice:
SANUWAVE HEALTH, INC.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
Attn: Lisa E. Sundstrom, Chief Financial Officer
Email: lisa.sundstrom@sanuwave.com

[Signature Page to Secured Promissory Note]

EXHIBIT E

FORM OF WARRANT TO PURCHASE STOCK

ANNEX X
(Form of Disbursement Letter)

[see attached]

DISBURSEMENT LETTER

August 6, 2020
The undersigned, a Responsible Officer of SANUWAVE HEALTH, INC., a Nevada corporation (“Issuer”), hereby certifies to NH EXPANSION CREDIT FUND HOLDINGS LP (“North Haven Expansion”), as agent (in such capacity, together with its successors and permitted assigns, the “Agent”), and the Holders from time to time signatory to the NWPSA (as defined below), including North Haven Expansion in its capacity as a Holder (each, a “Holder” and collectively, the “Holders”) in connection with that certain Note and Warrant Purchase and Security Agreement, dated as of the date hereof, by and among Issuer, the Agent and the Holders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “NWPSA”; capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the NWPSA) that:

1.
The representations and warranties made by Issuer in Section 4 of the NWPSA and in the other Note Documents are true and correct in all material respects as of the date hereof.

2.
No event or condition has occurred that would constitute an Event of Default under the NWPSA or any other Note Document.

3.
Issuer is in compliance with the covenants and requirements contained in Sections 5 and 6 of the NWPSA.

4.
All conditions referred to in Section 3 of the NWPSA to the purchase of the Notes to be made on or about the date hereof have been satisfied or waived by Holder.

5.
No Material Adverse Change has occurred and is continuing.

6.
The proceeds of the Notes shall be disbursed pursuant to the instructions set forth on Exhibit A attached hereto.

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

ISSUER:

SANUWAVE HEALTH, INC.

By
Name:
Title:

AGENT AND HOLDER:

NH EXPANSION CREDIT FUND HOLDINGS LP

By: MS Expansion Credit GP, L.P.
Its: General Partner

By: MS Expansion Credit GP Inc.
Its: General Partner

By
Name:
Title:

[Signature Page to Disbursement Letter]

Exhibit A

[See attached]

[Exhibit A to Disbursement Letter]

ANNEX Y
(Celularity Acquisition Documents)

[see attached]